Exhibit 10.5

OPERATING AGREEMENT FOR MANAGEMENT OF

CarbonMeta Green Building Materials, LLC

A Wyoming Limited Liability Company

THIS AGREEMENT, is made this 28th day of August, 2022 between CarbonMeta Green Building Materials, LLC, and the members (as hereinafter defined) of said Limited Liability Company, for the purpose set forth herein:

RECITALS:

WHEREAS, the Articles of Organization of CarbonMeta Green Building Materials, LLC permit the election/appointment/designation of manager(s)/Managing Member(s) in accordance with Wyoming Law; and

WHEREAS, CarbonMeta Green Building Materials, LLC and manager(s)/Managing Member(s) desire to set forth the terms and provisions of the management of CarbonMeta Green Building Materials, LLC in accordance with Wyoming Law.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, it is agreed as follows:

1. CarbonMeta Green Building Materials, LLC retains the following named Managing Member(s) for this Limited Liability Company:

CarbonMeta Technologies, Inc., a Delaware Corporation

Salvum Corporation, a Wyoming Corporation

2. The compensation terms for the services of the within Managing Member(s) are as follows: None until further approval and/or amendment hereto.

3. The Managing Member(s) shall perform the following:

(a) Manage the day to day affairs of CarbonMeta Green Building Materials, LLC, subject to the restrictions limitations and instructions as may be agreed upon by the Managing Members of CarbonMeta Green Building Materials, LLC.

(b) Adopt, amended and/or repeal regulations of CarbonMeta Green Building Materials, LLC in accordance with Wyoming Law.

(c) Enter into contracts and agreements, incur debt or exercise the powers of CarbonMeta Green Building Materials, LLC necessary for the management of CarbonMeta Green Building Materials, LLC business, except as may be otherwise restricted or provided by agreement of the members of CarbonMeta Green Building Materials, LLC. No single contract, agreement, or debt may be executed or incurred which obligates CarbonMeta Green Building Materials, LLC for more than Five Thousand Dollars ($5,000.00) without more than fifty one percent (51%) consent from all voting members.

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CarbonMeta Green Building Materials, LLC – Operating Agreement

4. The term of this agreement shall automatically renew at the annual meeting of members unless expressly terminated therein or the manager(s)/Managing Member(s) resign, or are removed or otherwise cease serving as manager(s)/Managing Member(s) and successors thereto are appointed/elected by the members in which case a new agreement shall be voted on and put into affect.

5. The operation of CarbonMeta Green Building Materials, LLC will be conducted in accordance with the provisions of this agreement.

FURTHER PROVISIONS REGARDING THE LIMITED LIABILITY COMPANY

I. DEFINITIONS

For purposes of this operating agreement, the following terms are defined as follows:

Section 1. Articles of Organization. As used throughout this operating agreement, this term is defined as the document creating CarbonMeta Green Building Materials, LLC pursuant to Wyoming Law.

Section 2. Capital Account. As used throughout this operating agreement, this term is defined as the agreed value of the initial contributions, increased by amounts subsequently contributed to capital and reduced by distributions as set forth in Wyoming Law.

Section 3. Limited Liability Company. As used throughout this operating agreement, this term is defined as the entity herein created in accordance with Wyoming Law.

Section 4. Manager(s). As used throughout this operating agreement, this term is defined as the persons who are elected or appointed pursuant to the Articles of Organization or by this operating agreement of CarbonMeta Green Building Materials, LLC to manage the affairs of this entity pursuant to Wyoming Law.

The Manager(s) are designated/appointed as follows:

Lloyd T. Spencer, who shall represent the interests of and be indemnified by CarbonMeta Technologies, Inc., a Delaware Corporation, and Managing Member

Robert Switzer, who shall represent the interests of and be indemnified by Salvum Corporation, a Wyoming Corporation

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CarbonMeta Green Building Materials, LLC – Operating Agreement

Section 5. Managing Member(s). As used throughout this operating agreement, this term is defined as the member(s) appointed or elected by the members of CarbonMeta Green Building Materials, LLC to manage this entity as set forth in Wyoming Law. The Managing Member(s) are designated/appointed as follows:

CarbonMeta Technologies, Inc., a Washington Corporation

Salvum Corporation, a Wyoming Corporation

Section 6. Relative Capital Account Vote. As used throughout this operating agreement, this term is defined as the vote of members of CarbonMeta Green Building Materials, LLC, entitled to vote, who together hold relative capital accounts (as that term is defined under Wyoming Law in excess of twenty-five per cent (25%) of the total the capital accounts of all members.

Section 7. Member(s). As used throughout this operating agreement, this term is defined as any person who has an equity interest in CarbonMeta Green Building Materials, LLC represented by a capital account as set forth in Wyoming Law.

A. The designated number of total membership units in CarbonMeta Green Building Materials, LLC shall be 1000.

B. The member(s) and their “relative capital accounts” for purposes of this Agreement and all such other purposes of CarbonMeta Green Building Materials, LLC, are defined as follows:

Member	Units	Ownership/Capital Account

CarbonMeta Technologies, Inc., A	501	50.1% of Current
A Washington Corporation

Salvum Corporation, A Wyoming Corporation	499	49.9% of Current

Section 8. Member’s Promise to Contribute. As used throughout this operating agreement, this term is defined as a promise by a member to contribute to CarbonMeta Green Building Materials, LLC which is set forth in writing and signed by the said member, pursuant to Wyoming Law.

Section 9. Operating Agreement. As used throughout this operating agreement, this term is defined as the written provisions set forth herein which are adopted for the management and operating agreement of the affairs of CarbonMeta Green Building Materials, LLC and which set forth the relationships of the members as set forth in Wyoming Law.

Section 10. Relative Capital Account. As used throughout this operating agreement, this term is defined with respect to a member, the ratio, the numerator of which is the capital account of that member and the denominator of which is total of the capital account of all members as set forth in Wyoming Law.

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CarbonMeta Green Building Materials, LLC – Operating Agreement

II. MEETINGS OF MEMBERS

Section 1. Annual Meeting. The annual membership meeting of CarbonMeta Green Building Materials, LLC will be held on the 1st day of December of each year or at such other time and place as designated by the Managing Members(s) (or manager(s) as applicable) of CarbonMeta Green Building Materials, LLC provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting may include the election/appointment/designation of manager(s)/Managing Member(s) of CarbonMeta Green Building Materials, LLC.

Section 2. Special Meetings. Special meetings of the member(s) will be held when directed by a member(s), manager(s) or Managing Member(s) provided that said person(s) sign, date and deliver to CarbonMeta Green Building Materials, LLC’s Managing Member(s) (or manager(s) if applicable) one or more written demands for the meeting describing the purposes(s) for which it is to be held. A meeting so requested will be called for a date not less than 10 nor more than 60 days after the request is made, unless the member (or manager(s) or Managing Member(s)) requesting the meeting designates a later date. The call for the meeting will be made by the member(s), manager(s) or Managing Member(s) initiating the request.

Section 3. Place. Meetings will be held at the principal place of business of CarbonMeta Green Building Materials, LLC or at such other place as is designated by the members.

Section 4. Record Date and List of Members. The members of CarbonMeta Green Building Materials, LLC shall fix the record date; however, in no event may a record date fixed by the members be a date prior to the date on which the resolution fixing the record date is adopted. After fixing a record date for a meeting, the member(s) (manager(s) or Managing Member(s), if applicable) shall prepare an alphabetical list of the names of all the CarbonMeta Green Building Materials, LLC’s members who are entitled to notice of a meeting, arranged by name with the address and relative capital account of each member. Said list shall be available for inspection in accordance with Wyoming Law.

Section 5. Notice. Written notice stating the place, day and hour of the meeting, and the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of Managing Member(s) (or manager(s) if applicable) calling the meeting to each member of record entitled to vote at such meeting. If mailed, such notice will be deemed to be effective when deposited in the United States mail and addressed to the member at the member’s address as it appears on the membership Ledger of CarbonMeta Green Building Materials, LLC, with postage thereon prepaid. CarbonMeta Green Building Materials, LLC shall notify each member, entitled to a vote at the meeting, of the date, time and place of each annual and special meeting no fewer than 10 or more than 60 days before the meeting date. Notice of a special meeting shall describe the purpose(s) for which the meeting is called. A member may waive any notice required hereunder either before or after the date and time stated in the notice; however, the waiver must be in writing, signed by the member entitled to the notice and be delivered to CarbonMeta Green Building Materials, LLC for inclusion in the minutes of CarbonMeta Green Building Materials, LLC.

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Section 6. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each member of record entitled to notice of such meeting.

Section 7. Member Quorum and Voting. Members representing more than fifty-one percent (51%) of the relative capital accounts of CarbonMeta Green Building Materials, LLC, represented in person or by proxy, will constitute a quorum at a meeting of members (A “Majority” as used throughout this Agreement). If a quorum is present as herein defined, fifty-one percent (51%) of the Relative Capital Account Vote represented at the meeting will be the act of the members unless otherwise provided by law. It is recognized that the members of CarbonMeta Green Building Materials, LLC are entities or organizations that may be comprised of multiple principals and owners. In all CarbonMeta Green Building Materials, LLC voting matters, each CarbonMeta Green Building Materials, LLC member shall have a single vote in light of their Relative Capital Account, and the capital accounts, ownership percentages, and governing instruments of the respective CarbonMeta Green Building Materials, LLC member entities or organizations shall be disregarded other than to confirm the manner in which the single vote from that member was obtained.

Section 8. Voting by Members. All members of CarbonMeta Green Building Materials, LLC are entitled to vote on matters relating to CarbonMeta Green Building Materials, LLC except to the extent otherwise provided in the Articles of Organization or in this Operating Agreement. Each member’s vote shall be weighted in proportion to the member’s relative capital account; If the capital account of each member is negative or zero, each member shall have one vote. Any manager who is not a member shall not be entitled to vote on matters relating to CarbonMeta Green Building Materials, LLC, except to the extent otherwise provided in the Articles of Organization or in this operating agreement.

Section 9. Proxies. A member may vote either in person or by proxy provided that any and all proxies are executed in writing by the member or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

Section 10. Action by Members Without a Meeting. Any action required or permitted by law, this operating agreement, or the Articles of Organization of CarbonMeta Green Building Materials, LLC to be taken at any annual or special meeting of members may be taken without a meeting, without prior notice and without a vote, provided that the action is taken by the members according to the voting provisions of Sections 7, 8 and 9 above. The foregoing actions(s) shall be evidenced by written consents describing the action taken, dated and signed by members according to the voting provisions of Sections 7, 8 and 9 above, and delivered to CarbonMeta Green Building Materials, LLC in accordance with Wyoming Law. Within 10 days after obtaining such authorization by written consent, notice shall be given to those members who have not consented in writing or who are not entitled to vote. Said notice shall fairly summarize the material features of the authorized action.

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III. MANAGEMENT

Section 1: Management of Limited Liability Company. Unless otherwise provided in the Articles of Organization or in this operating agreement, the management of CarbonMeta Green Building Materials, LLC shall be vested in the members in proportion to the members’ contributions to the capital of CarbonMeta Green Building Materials, LLC, as adjusted from time to time to properly reflect any additional contributions or withdrawals by the members. If the Articles of Organization or this operating agreement provide for the management of CarbonMeta Green Building Materials, LLC by a manager(s) or Managing Member(s), said manager(s) or Managing Member(s) shall be elected annually by the members in the manner prescribed by this operating agreement. Such manager(s) or Managing Member(s) shall hold the offices and have responsibilities accorded to them by the members and set out in the Articles of Organization or this operating agreement of CarbonMeta Green Building Materials, LLC. The manager(s) or Managing Member(s) of CarbonMeta Green Building Materials, LLC shall discharge said person(s)’ duties, including duties as a committee member in accordance with Wyoming Law.

Section 2: Liability of Managers, Managing Members and Members. Neither the members of CarbonMeta Green Building Materials, LLC nor the managers or Managing Members are liable under a judgment, decree or order of a court or in any other manner, for a debt, obligation or liability of CarbonMeta Green Building Materials, LLC, except as provided in Wyoming Law. Notwithstanding the foregoing, the manager(s) and/or Managing Member(s) of CarbonMeta Green Building Materials, LLC may be found liable to the extent set forth in Wyoming Law.

IV. MANAGING MEMBER(S) OR MEMBER(S)

Section 1. Function. All limited liability company powers, business, and affairs will be exercised, managed and directed by CarbonMeta Green Building Materials, LLC.

Section 2. Managing member(s) (or manager(s) if applicable), if a natural person, must be of 18 years of age or older but need not be residents of this state. Managing member(s) must be member(s) of CarbonMeta Green Building Materials, LLC; however, if manager(s) are utilized, manager(s) need not be member(s) of CarbonMeta Green Building Materials, LLC.

Section 3. Compensation. The member(s) will have authority to fix the compensation (if any) for the manager(s) and/or Managing Member(s) of CarbonMeta Green Building Materials, LLC.

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Section 4. Number. If Managing Member(s) are used by CarbonMeta Green Building Materials, LLC, the number of Managing Member(s) will be as set forth hereafter. If Managing Member(s) are used by CarbonMeta Green Building Materials, LLC, the number of Managing Member(s) will be as set forth hereafter. Said number is a minimum of One (1) and a maximum of Four (4).

Section 5. Election and Term. Each person named in the Articles of Organization as a Managing Member(s) or manager(s) will hold office until the first annual meeting of member, or until the earlier resignation, removal or death of said Managing Member(s) or manager(s). At the first annual meeting of members and at each annual meeting thereafter, the members will elect Managing Member(s) (or manager(s), if applicable) to serve until the next annual member meeting, prior resignation, removal or death.

Section 6. Vacancies. In the event of the death or permanent incapacity of a single Managing Member, the remaining Managing Member shall automatically become the sole Managing Member. In the event of a vacancy occurring in the Managing Member(s) (or manager(s) if applicable) under other circumstances including loss of both Managing Members or the resignation or termination of one or both Managing Members, the vacancies will be filled by a Majority Relative Capital Account Vote. A Managing Member or manager so elected to fill a vacancy will hold office only until the next annual meeting of members.

Section 7. Removal and Resignation of Managers. At a meeting of managers called expressly for that purpose, any Managing Member(s) (or manager(s) if applicable) may be removed by a Majority Relative Capital Account Vote. Managing member(s) (or manager(s) if applicable) may resign at any time by delivering written notice to the members of CarbonMeta Green Building Materials, LLC. Such a resignation is effective when the notice is delivered unless a later effective date is specified in said notice.

V. MEMBERSHIP CERTIFICATES

Section 1. Issuance. Every member in CarbonMeta Green Building Materials, LLC will be entitled to have a certificate representing said member’s interest in the limited liability company. No certificate representing such membership will be issued until the respective member has fully paid the initial capital contribution applicable for said member.

Section 2. Form. Certificates representing membership in CarbonMeta Green Building Materials, LLC will be signed by the Managing Member(s) (or manager(s) if applicable) and will be sealed with the seal of CarbonMeta Green Building Materials, LLC.

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CarbonMeta Green Building Materials, LLC – Operating Agreement

Section 3. Admission and Transferability of Membership. Unless otherwise provided in the Articles of Organization or in this operating agreement, a member’s interest in CarbonMeta Green Building Materials, LLC is not assignable in whole or in part, unless a majority of the non assigning members consent to this assignment. Thus, an assignee of an interest in a limited liability company may not become a member unless all other members consent. As assignee who has become a member has, to the extent assigned, the rights and powers, and is subject to the restrictions and liabilities, of a member under the Articles of Organization, this operating agreement and Wyoming Law. An assignee who becomes a member also is liable for the obligations of his assignor to make and return contributions as provided under Wyoming Law; however, the assignee is not obligated for liabilities which are unknown to the assignee at the time he became a member and which could not be ascertained this operating agreement hereof. If an assignee of an interest in CarbonMeta Green Building Materials, LLC becomes a member, the assignor is nor released from liability to the limited liability company under Wyoming Law. As assignment of a member’s interest in CarbonMeta Green Building Materials, LLC does not dissolve the limited liability company or entitle the assignee to become or to exercise any rights or powers of a member. An assignment entitles the assignees to share in the profits and losses of CarbonMeta Green Building Materials, LLC, to receive such distribution(s) and to receive such allocation of income, gain, loss deduction or credit or similar item to which the assignor was entitled, to the extent assigned. A member ceases to be a member and ceases to have the power(s) to exercise of a member upon assignment of his entire interest in CarbonMeta Green Building Materials, LLC. If an individual member dies or is adjudged incompetent to manage his person or his property by a court of competent jurisdiction, the member’s legal representative may exercise all the member’s rights for the purpose of settling such member’s estate or administering such member’s property, including any power the member had to give an assignee the right to become a member. If a non-individual member is dissolved or terminated, the powers of that member may be exercised by its legal representative or successor. No person may be admitted as a member unless each member consents in writing to the admission of the additional member, unless otherwise provided in the Articles of Organization or in this operating agreement.

Section 4. Lost, Stolen, or Destroyed Certificates. If a member claims that a membership certificate issued and recorded by CarbonMeta Green Building Materials, LLC has been lost or destroyed, a new certificate will be issued to said member, provided that said member presents an affidavit claiming the said certificate to be lost, stolen or destroyed. At the discretion of the Managing Member(s) (or manager(s), if applicable), said member may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the members may require.

VI. BOOKS AND RECORDS

Section 1. Books and Records. CarbonMeta Green Building Materials, LLC shall keep as permanent records the following:

(a) Current list of the full names and last known business addresses of all members;

(b) Copy of the articles of organization and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any certificate was executed;

(c) Copies of CarbonMeta Green Building Materials, LLC’s federal, state and local income tax returns and reports, if any, for the three (3) most recent years;

(d) Copies of any effective operating agreement and financial statements of CarbonMeta Green Building Materials, LLC for the three (3) most recent years;

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CarbonMeta Green Building Materials, LLC – Operating Agreement

(e) Unless contained in the articles of organization or the operating agreement, a writing setting forth: (i) The amount of cash and a description and statement of the agreed value of the other property or services contributed by each member and which each member has agreed to contribute; (ii) The times at which or events on the happening of which any additional contributions agreed to be made by each member are to be made; (iii) Any events upon the happening of which the limited liability company is to be dissolved and its affairs wound up.

Section 2. Member’s Inspection Rights. A member of CarbonMeta Green Building Materials, LLC (including a beneficial owner whose interest are held in a trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at CarbonMeta Green Building Materials, LLC’s principal office, any of CarbonMeta Green Building Materials, LLC records required to be kept pursuant to Section 1, of this Article of these operating agreement, if said member gives CarbonMeta Green Building Materials, LLC written notice of such demand at least 5 business days before the date on which the member wishes to inspect and copy. The foregoing right of inspection is subject however to such other restrictions as are applicable under Wyoming Law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the member describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

Section 3. Other Reports to Members. CarbonMeta Green Building Materials, LLC shall report any indemnification or advanced expenses to any Managing Member, manager, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the members with or before the notice of the next members’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation.

VII. CONTRIBUTIONS

Section 1. Contributions by Members. The schedule of cash or property or services rendered contributions at inception of CarbonMeta Green Building Materials, LLC is attached hereto as Exhibit “A” and incorporated herein by this reference. The contribution of a member may be in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to perform services as set forth in Wyoming Law. A member is obligated to CarbonMeta Green Building Materials, LLC to perform any enforceable promise to contribute cash or property or services, even if he is unable to perform because of his death, disability or any other reason. If a member does not make the required contribution of property or services, he is obligated at the option of CarbonMeta Green Building Materials, LLC to contribute cash equal to that portion of the value, as stated in the records of CarbonMeta Green Building Materials, LLC of the stated contribution that have not been made. The obligation of a member to make a contribution or return money or other property paid or distributed in violation of these operating agreements or of Wyoming Law, may be compromised only by consent of all the members.

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Section 2. Failure to Make Contributions. Any member who fails to make any contribution which said member is obligated to make shall be subject to the following penalties or consequences as may be determined by the non-defaulting members:

(a) The defaulting member’s proportionate interest in CarbonMeta Green Building Materials, LLC may be reduced;

(b) The defaulting member’s interest may be subordinated to the interest(s) of the non-defaulting members;

(c) The defaulting member’s interest may be subjected to forced sale;

(d) The defaulting member’s interest may be forfeited;

(e) The loan by the non-defaulting members to the defaulting member of the amount necessary to meet the defaulting member’s commitment on such terms as may be reasonable and proper;

(f) The fixing of the value of the defaulting member’s interest in CarbonMeta Green Building Materials, LLC by appraisal or by formula and redemption or sale of such interest at such value; and/or

(g) Such other penalties and/or consequences as may be determined to be fair and reasonable, under the circumstances.

VIII. DISTRIBUTIONS

CarbonMeta Green Building Materials, LLC may from time to time distribute its property to its members in accordance with this operating agreement, except that no distribution may be made if after the distribution CarbonMeta Green Building Materials, LLC would not be able to pay its debts as they become due in the usual course of business, or CarbonMeta Green Building Materials, LLC’s total assets would be less than the sum of its total liabilities (except liabilities to members on account of their contributions, unless otherwise provided in the Articles of Organization). The distributions, when made, must be allocated on the basis of each member’s relative capital account. The Managing Member(s) (or manager(s) if applicable) may base a determination that a distribution is proper either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount distributed shall be disclosed to the receiving members concurrent with their receipt of the distribution.

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CarbonMeta Green Building Materials, LLC – Operating Agreement

IX. SHARING OF PROFITS AND LOSSES

The profits and losses of CarbonMeta Green Building Materials, LLC shall be allocated among the members on the basis of each member’s relative capital accounts.

X. WITHDRAWAL/REDUCTION OF CAPITAL. CONTRIBUTIONS

A member may withdraw from CarbonMeta Green Building Materials, LLC upon not less than six (6) months’ prior written notice on each non-withdrawing member at the records for each such non withdrawing member appearing on CarbonMeta Green Building Materials, LLC’s records. Upon withdrawal, a withdrawing member is entitled to receive any distribution to which he is entitled under the Articles of Organization and the within operating agreement hereunder. At the minimum, the withdrawing member is entitled to receive the balance of such member’s capital account within a reasonable time after withdrawal; however, such a withdrawing member may not receive a distribution from CarbonMeta Green Building Materials, LLC to the extent that after giving effect to the distribution, all liabilities of CarbonMeta Green Building Materials, LLC (other than liabilities to members on account of their ownership interests) exceed the value of CarbonMeta Green Building Materials, LLC’s assets. Irrespective of the nature of a member’s contribution, a member has only the right to demand and receive cash in return for such member’s contribution to capital. If a member receives the return of any part of such member’s contribution, such member is subject to potential liability for and in the amount set forth in Wyoming Law.

XI. LIMITED LIABILITY COMPANY SEAL

The manager(s)/Managing Member(s) will provide a limited liability company seal which will be in circular form embossing in nature and stating “Limited Liability Company Seal”, “Wyoming”, year of organization and name of CarbonMeta Green Building Materials, LLC.

XII. ADOPTION, ALTERATION, AND REPEAL OF OPERATING AGREEMENT

The power to adopt, alter, or repeal provisions of this operating agreement of CarbonMeta Green Building Materials, LLC shall be vested in the members of the company (unless vested in the manager(s) or in the Managing Member(s) by the Articles of Organization). The provisions of this operating agreement adopted by the members (or manager(s)/Managing Member(s) if applicable) may be repealed or altered; new provisions of this operating agreement may be adopted; and the members may prescribe in any regulations that such operating agreement may not be altered, amended or repealed by the manager(s)/Managing Member(s). The operating agreement may contain any provisions for the provisions of this operating agreement and management of the affairs of CarbonMeta Green Building Materials, LLC which are consistent with law and the Articles of Organization. If the management of CarbonMeta Green Building Materials, LLC is vested in a manager(s) or Managing Member(s), the manager(s) (or Managing Member(s) if applicable) may adopt provisions of this operating agreements to be effective only in an emergency. An emergency exists if CarbonMeta Green Building Materials, LLC’s manager(s) (or Managing Member(s) if applicable) cannot readily be assembled because of some catastrophic event. The emergency provisions of this operating agreement, which are subject to amendment or repeal by the members, may make all provisions necessary for managing CarbonMeta Green Building Materials, LLC during an emergency, including procedures for calling a meeting of the manager(s) (or Managing Member(s) if applicable) and designation of additional or substitute manager(s) (or Managing Member(s) if applicable). All provisions of the regular operating agreement consistent with the emergency provisions of this operating agreement remain effective during the emergency. The emergency provisions of this operating agreement are not effective after the emergency ends. Actions taken by CarbonMeta Green Building Materials, LLC in good faith in accordance with the emergency operating agreement have the effect of binding the company and may not be used to impose liability on a manager(s), Managing Member(s) (if applicable), employee, or agent(s) of the company. The members agree to the jurisdiction of the United States Central District Court of Wyoming for any and all disputes between the parties, and agree to mediate with a mutually agreed upon third party neutral retired judge mediator of mutual choice from said jurisdiction prior to commencing any case in court for any remedy in law or equity.

IN WITNESS WHEREOF, the parties have exacted this agreement on the year and date above written.

Manager(s)/Managing Member(s)/Member(s) of CarbonMeta Green Building Materials, LLC:

CarbonMeta Technologies, Inc.

By:	Lloyd Spencer, President
Salvum Corporation

By:	Robert Switzer, President

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Exhibit A - Schedule of Capital Contributions at Inception

Name	Cash	Property	Note/Debt	Other

CarbonMeta Technologies, Inc.	$0	250,000,000	0
		Shares of COWI Common Stock

				Assign License for Ecomena Cementless Comcrete to J.V.

Salvum Corporation	$0	0	0	Existing EarthCrete Sales Pipeline and Customer List

				Earthcrete Sales Revenue (Attachment A-1)

				License to use Earthcrete Trademark Worldwide

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CarbonMeta Green Building Materials, LLC – Operating Agreement

Attachment A-1

(Sales Revenue – Earthcrete)

Total Revenue: $701,030

(3186.5 Cubic Yards x $220 Per Yard)

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CarbonMeta Green Building Materials, LLC – Operating Agreement